AMENDMENT

This Amendment, dated as of ___________, 2011 (this “Amendment”), by and between Zevotek, Inc. (the “Company”) and ______________, (the “Noteholder”), has been executed for the purpose of amending that certain Convertible Promissory Note, with an original issue date of __________, 2009, issued by the Company to certain holders in the aggregate amount of $________, of which $_______ in principal amount was assigned to ____________ (such assigned portion, the “Note”).

In consideration of the premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the undersigned agree as follows:

1.           The definition of the “Maturity Date” in the forepart of the Note is hereby amended to read as follows:

 “_____________, 2012”.

2.           Except as modified and amended herein, all of the terms and conditions of the
Note shall remain in full force and effect.

3.           This Amendment may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Amendment.

4.           This Amendment and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.

NOTEHOLDER	ZEVOTEK, INC.

By:	By:
Name:	Name: Robert Babkie
Title:	Title: Chief Executive Officer